                                                                EXHIBIT 10.11(C)



                              FIRST AMENDMENT TO
                ONE THOUSAND BROADWAY BUILDING LEASE AGREEMENT

                                By and Between

              One Thousand Broadway Building Limited Partnership
                                      and
                            Portland Software, Inc.

This First Amendment is entered into and executed by ONE THOUSAND BROADWAY BUILDING LIMITED PARTNERSHIP ("Landlord"), and PORTLAND SOFTWARE, INC., an Oregon corporation ("Tenant").

                                   RECITALS
                                   --------

A. Landlord and Tenant have previously entered into an agreement to lease space in the One Thousand Broadway office building which lease was dated July 3, 1996, covering the following premises:

          Approximately 11,578 rentable square feet of space (the "Premises") and situated on the eighteenth (18th) floor of the One Thousand Broadway Building (the "Building") located at Lots 5, 6, 7 and 8, Block 182, City of Portland, in the City of Portland, County of Multnomah, State of Oregon, the Premises being more particularly described in the Lease to which reference is here made for all purposes.

B. Tenant has requested and Landlord has agreed to extend the initial term of the lease and amortize additional tenant improvements over the lease term. Tenant and Landlord desire to amend the Lease to evidence their agreements.

C. Unless otherwise indicated, all capitalized terms used herein shall have the same meanings as are attributed thereto in the Lease.

NOW, THEREFORE, Landlord and Tenant desire to amend the Lease to evidence their agreement with respect to the foregoing:

                             TERMS AND CONDITIONS
                             --------------------

1.   Lease Term:  The lease term shall be extended to February 28, 2002.
     ----------

2.   Tenant Improvements: Landlord has agreed to amortize $12,232 over the
     -------------------
     remaining lease term commencing January 1, 1997 and expiring February 28, 2002 with interest of 12% per annum.
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3.   Base Rent:  Effective January 1, 1997, base rent charges will be as
     ---------
     follows:

                                   Original Premises   Amortization     Total
                                   -----------------   ------------     -----
January 1997-June 1998:               $ 16,402.17         $263.05     $16,665.22
July 1998-September 1999:             $16, 884.58         $263.05     $17,147.63
October 1999-February 2002:           $ 17,849.42         $263.05     $18,112.47

Executed in multiple counterparts, effective as of the 26 day of November, 1996.



LANDLORD:                                         TENANT:

One Thousand Broadway Building Limited            Portland Software, Inc.
Partnership, an Oregon limited partnership

                                                  By: /s/ Ed Wholihan
                                                     ---------------------------
By: 1000, Inc., General Partner
    ----------------------------------
                                                  Name: Ed Wholihan
                                                       -------------------------
By: /s/ Thomas P. Moyer
    ----------------------------------
                                                  Title: CFO
                                                        ------------------------

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